 THIS SUBLEASE AGREEMENT (the "Sublease") is entered into as of the 25th day of August, 2000, by and between BURKE, INC., ("Sublessor") and HARRELL HOSPITALITY GROUP, INC., ("Subtenant"). WITNESSETH:

WHEREAS, BENT TREE TOWER JOINT VENTURE, LTD, as "Landlord", herein so called, and Sublessor, as 'Tenant", entered into a lease dated March 30, 1992 and amended on March 30, 1997 and December 16, 1997, a copy of which is set forth on Exhibit "A' attached hereto and incorporated herein by reference (herein the "Lease") for all purposes, demising to Sublessor certain improved premises (the 'Premises"), located in ONE BENT TREE TOWER at 16475 Dallas Parkway, Suite 410, Dallas, Texas 75248, as more fully set forth in the Lease; and

WHEREAS, Sublessor desires to sublet to Subtenant all of the Premises (the "Subleased Premises'), comprising approximately 3470 net rentable square feet and being 100% ("Subtenant's Percentage') of the space contained in the Premises;

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Sublease. Sublessor hereby rents and sublets the Subleased Premises to Subtenant, to have and to hold the same unto Subtenant, its successors and assigns from the date hereof for the term of this Sublease, subject to the terms and provisions hereof. Subtenant shall be entitled to hold the Subleased Premises pursuant and subject to the same terms, conditions, rights, covenants and agreements contained in the Lease and shall perform all such functions as are required to be performed by Sublessor, as 'Tenant' therein, as to the Subleased Premises. Subtenant hereby expressly assumes and agrees to keep, observe, perform and be bound by all of the conditions, covenants, and agreements contained in the Lease on the part of Sublessor to be kept, observed and performed pertaining to the Subleased Premises and the Premises. Except as otherwise provided herein, all of the terms and provisions of the Lease which are applicable to or binding upon Sublessor, as 'Tenant' thereunder, shall also be applicable to or binding upon Subtenant in the same manner as if such terms and provisions had been set forth in full herein. All provisions of the Lease which inure to the benefit of the Landlord therein, shall inure to the benefit of and be enforceable by Sublessor herein as against Subtenant. Except as otherwise set forth herein and provided no event of default has occurred hereunder, Sublessor shall permit Subtenant to enforce, as against the Landlord, all obligations of Landlord under the Lease. All terms having their initial letters capitalized and not defined herein shall have the meanings set forth in the Lease. Notwithstanding any provision contained in the Lease to the contrary, the following shall apply with respect to the Subleased Premises:

(a) Term: The term (the "Term") of this Sublease shall commence on September 1, 2000 (the 'Commencement Date") and shall expire January 31, 2003, unless earlier terminated by operation of law, the terms of the Lease or this Sublease. The Term of this Sublease shall not be extended by, nor shall Subtenant be entitled to the benefit of, any extension or renewal of the Lease pursuant to the terms thereof. (b) Rent: Subtenant shall pay to Sublessor as rent under this Sublease an amount equal to $5,205.00 per month. All other amounts due under the Lease will be paid by Sublessor. Subtenant shall pay all such amounts to Sublessor at Sublessor's address noted in Paragraph 13 hereof on or before five (5) days prior to the date Sublessor is required to make such payments pursuant to the terms of the Lease. The parties acknowledge that Rent is payable in advance each month and is due to Landlord on the first day of each calendar month. In the event Sublessor incurs any penalties because Subtenant failed to timely make payment to Sublessor, Subtenant shall promptly pay the amount of any such penalty to Sublessor. Sublessor agrees to timely pay to Landlord all Rent and other amounts due to Landlord under the lease provided that Subtenant timely pays to Sublessor all amounts due to Sublessor.

(c) Security Deposit:' . Subtenant shall be required to deposit a Security Deposit equal to two months rental hereunder. The Security Deposit shall be applied as follows: One half of the Security Deposit shall be applied and used for the rent for September, 2001. The remaining amount shall be applied and used for the rent for January, 2003. In the event Subtenant abandons the Premises or this Sublease otherwise terminates, Sublessor may retain the Security Deposit. No interest shall be paid on the Security Deposit.

(d) Parking: Subtenant shall be entitled to use all of the parking spaces Sublessor is entitled to use pursuant to the terms of the Lease. Subtenant shall pay to Sublessor as rent hereunder the same fee for such parking spaces, if any, which Sublessor is required to pay under the Lease with respect to such parking spaces.

2. Possession of Subleased Premises. Subtenant acknowledges that Sublessor has delivered possession of the Subleased Premises to Subtenant, and that, notwithstanding any provision contained in the Lease to the contrary, Subtenant hereby accepts the Subleased Premises 'as is' and in its current condition as of the date hereof.

3. Use. Subtenant shall use the Subleased Premises only for the same purposes as set forth in the Lease. Subtenant shall not do or suffer anything to be done upon the Subleased Premises which shall cause an injury to the Subleased Premises, or violate any zoning, building, health, safety or other code or ordinance of any federal, state or local unit of government which has jurisdiction over the Subleased Premises and Subtenant shall hold Sublessor harmless against any and all costs, expenses, losses or damages incurred, suffered, or imposed on Sublessor as a result of any use of the Subleased Premises by Sublessee in violation of any such laws or the terms of the Lease.

4. Maintenance. Subtenant shall maintain and keep the Subleased Premises in good repair and in a clean and orderly condition and shall assume all obligations of Sublessor under the Lease related to the maintenance and repair of the Subleased Premises. Upon expiration of the Term hereof, Subtenant shall deliver the Subleased Premises to Sublessor, broom clean and in the same condition as at the Commencement Date, ordinary wear and tear and casualty damage excepted.

5. Taxes. Sublessee shall pay as additional rent all taxes of any kind whatsoever becoming due with respect to the Subleased Premises or Subtenant's personal property located in or about the Subleased Premises.

6. Utilities. Sublessor shall pay all utility service charges of any kind whatsoever for services rendered in the Subleased Premises by any utility company for the Sublease Premises as currently utilized and configured. Subtenant shall be responsible for and shall pay for any special or additional wiring or high demand uses.

7. Insurance. Subtenant will insure the Subleased Premises to the same extent that, and will procure and maintain such other insurance in connection therewith as, Sublessor is required to maintain under the Lease. Any proceeds received under such insurance shall be applied as provided in the Lease, except that Subtenant shall be considered in the place of Sublessor as to the Subleased Premises.

8. Assignment and Subletting. Subtenant shall not assign or sublease all or a portion of the Subleased Premises to any other party without obtaining the prior written consent of Sublessor which shall not be unreasonably withheld. In the event that Sublessee attempts or purports to assign or sublease all or a part of the Premises to any other party in violation of the terms of this paragraph, such action shall constitute a default under the terms of this Sublease, entitling Sublessor to exercise all remedies provided at law, in equity or under the Lease. Notwithstanding any assignment or subletting, Sublessee shall not be relieved of its obligations hereunder and a consent to one assignment or subletting shall constitute a further waiver of the provisions of this Section.

9. Alterations. Subtenant shall not make any alterations, additions or improvements to the Subleased Premises without the prior written consent of Sublessor, which shall not be unreasonably withheld. Any alterations now or hereafter proposed to be made by Subtenant shall be made in accordance with the provisions of the Lease.

10. Default. The occurrence of any of the following events as a result of Subtenant's acts or omissions shall constitute an event of default entitling Sublessor to exercise those rights specified in the Lease as available to the Landlord thereunder and any rights provided by law:

(a) failure to pay any installment of rent or any other payments due hereunder as and when the same shall become due and payable;

material breach of any term, condition or covenant of this Sublease;

(c) material breach of any term, condition or covenant of the Lease imposed therein on Sublessor and imposed under this Sublease on Subtenant; the occurrence of any event of default specified in the Lease; provided, however, that with respect to any default described in subparagraph (a) above, Sublessor shall not exercise any of its remedies for default unless and until Subtenant shall fail to cure such default within five (5) days after receipt of notice of default from 'Sublessor, and with respect to any default described in subparagraphs (b) and (c) above, Sublessor shall not exercise any of its remedies for default unless and until Subtenant shall fail to cure any default within ten (10) days of receipt of notice of default from Sublessor (or such shorter period as may be provided in the Lease). Notwithstanding the foregoing, in no event shall Sublessor be required to give notice of any default described in subparagraph (a) above more than twice during any twelve (12) month period. Furthermore, no failure by Sublessor to send notice of default shall be deemed or construed to operate as a waiver of such default or in any way relieve or release Subtenant of any of its obligations under this Sublease.

11. Right to Cure Defaults. (a) If Subtenant shall fail to fulfill any of its obligations under the Lease or this Sublease, Sublessor may, but shall not be obligated to, fulfill any obligations of Subtenant hereunder and if Sublessor shall incur any reasonable costs in doing so, such reasonable costs shall be additional rent due from Subtenant on the first to occur of demand, or the date of the next rent payment, together with interest at the highest rate allowed by law from the date expended until the date repaid. (b) If Sublessor fails to pay the rent or any other charge to landlord under the lease, Subtenant shall have the right to pay Landlord directly and offset such payment against any amount due Sublessor by Subtenant.

12. Indemnity. - Notwithstanding any provision of the Lease to the contrary, Sublessor shall not be liable to Subtenant, or any of its agents, employees, servants, or invitees for any damage to persons or property due to the condition, design, or any defect in the building or its mechanical systems that may exist or subsequently occur. As between Sublessor and Subtenant, Subtenant, with respect to itself or its agents, employees, servants, and invitees, expressly assumes all risk and damages to persons and property, either proximate or remote, by reason of the present or further condition of the Subleased Premises or the Premises. Subtenant agrees that it will indemnify and hold Sublessor harmless from and against all suits, claims and actions of every kind by reason of any breach, violation, or non-performance of any term or condition on the part of the Subtenant under this Sublease. Additionally, Subtenant agrees to indemnify and hold Sublessor harmless from all claims, actions, damages, liabilities and expenses asserted against the Sublessor on account of injuries to person or damage to property to the extent that any such damage or injury may be caused, either approximately or remotely, by any act or omission, whether negligent or not, of Subtenant or any of its agents, servants, employees, contractors, patrons, or invitees (while such invitees are on the Subleased Premises) or any other person entering upon the Subleased Premises under or with the expressed or implied invitation of Subtenant, or if any such injury or damage made any other way arise from or out of the occupancy or use of. Subtenant, its agents, employees and invitees or the Subleased Premises.

13. Notices.

(a) Any notices required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been received upon the first to occur of: actual receipt; or three (3) days after deposit in an official depository of the United States postal service, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties as follows: If to Sublessor: Burke, Inc. 805 Central Avenue Cincinnati, Ohio 45202 Attn: Mary Beth Mapstone If to Subtenant: Harrell Hospitality Group, Inc. 16475 Dallas Parkway, Suite 410 Addison, Texas 75001 Attn: Paul L. Barham Either party may change the address for notices by notice in writing given to the other party in the manner herein above described.

(b) Each party hereto shall promptly give the other party a copy of each notice received from, or sent to, the landlord and relating to the Subleased Premises. 14. Consent of Landlord. This Sublease is conditioned upon Sublessor obtaining the consent of Landlord to the subletting provided for hereunder. In this regard, Subtenant agrees to execute and deliver to Sublessor within three (3) days of notice by Sublessor such documents and information as are required to obtain Landlord's consent to such subletting. Sublessor and Subtenant each agree to the terms of the Consent of Landlord set forth below.

EXECUTED as of the day and year first above written, pursuant to authority duly given to each signatory as of such date. By: SUBLESSOR: BURKE, INC. Mary Beth Mapstone, VP Finance SUBTENANT: HARRELL HOSPITALITY GROUP, INC., Paul L. Barham, Chief Executive Officer

CONSENT OF LANDLORD

Landlord consents to the subletting of the Subleased Premises in accordance with the terms and conditions of the Sublease, subject to the following: (a) Sublessor continues to remain primarily liable for the payment of all rent and other sums and the performance of all covenants required of Tenant under the Lease in accordance with the terms of the Lease; (b) no further subletting or assignment of all or any portion of the Subleased Premises will be made without the prior written consent of Landlord; (c) if any default under the Lease occurs, Landlord will have the right to collect the rent attributable to the Subleased Premises directly from Subtenant without waiving any of Landlord's rights against Sublessor as a result of such default; (d) if the Lease is terminated as a result of Sublessor's default under the Lease, in addition to all other rights and remedies of Landlord, this Sublease will, at Landlord's option, automatically terminate; (e) the Sublease constitutes the entire agreement between Sublessor and Subtenant, and there are no other oral or written agreements of the sublease between them; (f) no modification or amendment of the Sublease will be made without the prior written consent of Landlord; (g) any rights and remedies of Subtenant, if any, will be solely against Sublessor; (h) neither this consent nor the Sublease will give Subtenant any rights under the Lease except those expressly granted by the Sublease; and (i) if any conflict between the Lease and the Sublease occurs, the Lease will control. LANDLORD: BENT TREE TOWER JOINT VENTURE By: Sabre Realty Management, Inc. General Partner Denny Holman, President Date: 9-12-00